ENTREMETRIX, INC. (FKA MISSOURI RIVER AND GOLD GEM CORP.)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

DECEMBER 31, 2003
ASSETS	"EntreMetrix"	"MRGG"	Adjustments		Pro Forma
Cash	$ 60,188	$ 33,316			$ 93,504

Accounts receivable	50,153	-			50,153

Other Receivable	15,223	-			15,223

Prepaid expenses	4,880	-			4,880

Refundable Deposits	34,121	-			34,121

Total current assets	164,565	33,316			$ 197,881

Property and equipment, net	42,855	-			42,855

Other Assets	13,594	-			13,594

TOTAL ASSETS	$ 221,014	$ 33,316			$ 254,330

LIABILITIES AND
SHAREHOLDERS' DEFICIT

Accounts payable	$ 320,152	$ -			$ 320,152

Accrued Expenses	37,129	-			37,129

Deferred Revenue	12,580	-			12,580

Short-term notes payable	109,475	-			109,475

Total current liabilities	479,336	-			479,336

Long-Term Liabilities

Officers' Loan	82,857	-			82,857

Total Liabilities	562,193				562,193

Shareholders' capital	1,516	643,371	(33,316)	(1)	34,832
			(1,516)	(1)
			(575,223)	(1)
Accumulated deficit	(342,695)	(610,055)	610,055	(1)	(342,695)
	(341,179)	33,316			(307,863)

	$ 221,014	$ 33,316			$ 254,330

See notes to pro forma condensed consolidated financial statements (unaudited)

ENTREMETRIX, INC. (FKA MISSOURI RIVER AND GOLD GEM CORP.)

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

For the year ended December 31, 2003

	"EntreMetrix"	"MRGG"	Adjustments	Pro Forma

Revenues	$ 6,825,244	$ -		$ 6,825,244

Cost and expenses:
Cost of revenues	6,354,669	-		6,354,669
Selling, general and administrative	680,365	15,259		695,624
	7,035,034	15,259		7,050,293

Operating (loss)	(209,790)	(15,259)		(225,049)

Other income (expenses)	(18,178)	256		(17,922)

(Loss) before income taxes	(227,968)	(15,003)		(242,971)

Income taxes (3)	800	-		800

Net (loss)	$ (228,768)	$ (15,003)		$ (242,171)

Net (loss) per share-basic and diluted	$ (91.51)	$ (0.00)		$ (0.01)

Weighted average number of shares(2)	2,500	4,938,115		24,690,575

See notes to pro forma condensed consolidated financial statements (unaudited)

ENTREMETRIX, INC. (FKA MISSOURI RIVER AND GOLD GEM CORP.)

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the year ended December 31, 2003

NOTE 1 - BASIS OF PRESENTATION

On February 25, 2004, Missouri River and Gold Gem Corp ("MRGG") announced to acquire all the issued and outstanding shares of common stock of EntreMetrix Corporation ("EntreMetrix") in exchange for 19,752,460 shares of MRGG's common stock. Upon completion of the acquisition, the existing EntreMetrix shareholder will own approximately 80% of the outstanding common stock of the combined company. Consequently, for accounting purpose, the transaction will be accounted for as a reverse acquisition, with EntreMetrix as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of EntreMetrix will become the historical financial statements of the combined company and the assets and liabilities of MRGG will be accounted for as required under the purchase method of accounting. The results of operations of MRGG will be included in the consolidated financial statements from the closing date of acquisition, which is March 8, 2004.

The purchase price is assumed to be equal to MRGG book value since MRGG had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the EntreMetrix shareholder represents the net book value of Missouri River and Gold Gem Corp. at date of closing.

The accompanying condensed consolidated financial statements illustrate the effect of MRGG reverse acquisition ("Pro Forma") of EntreMetrix. The condensed consolidated balance sheet as of December 31, 2003 is based on the historical balance sheets of EntreMetrix and MRGG as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the year then ended are based on the historical statements of operations of EntreMetrix and MRGG for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 2003.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimated of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of EntreMetrix and MRGG, including the related notes, and other financial information included in the 8-K report.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

  To reflect the reverse acquisition of EntreMetrix equal to the book value of MRGG:

Issuance of 19,752,460 of MRGG shares at its book value	$ (33,316)
Elimination of EntreMetrix common stock	(1,516)
Elimination of MRGG accumulated deficit	610,055
Recapitalization adjustment	(575,223)
Cost in excess of net liabilities assumed	$ -

NOTE 3 - PRO FORMA NET (LOSS) PER COMMON SHARE

The unaudited pro forma basic and diluted net (loss) per share are based on the weighted average number of shares of MRGG common stock outstanding during each period and the number of shares of MRGG common stock to be issued in connection with the reverse acquisition of EntreMetrix.